Structured Asset Trust Unit Repackagings (Saturns)
Limited Brands Inc. Debenture Backed
Series 2005-3
CUSIP NO.
80410Q207
Distribution Date  March 3, 2014

U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal
Principal Payment
Ending Principal
Fixed Rate
Accrual
Days
Day Count
Fixed Interest
Amount Due
Aggregate Interest Due
and Unpaid
Total
Distribution
$25,000,000.00
$0.00
$25,000,000.00
7.00000%
180
30/360
875,000.00
$
$0.00
$875,000.00
Additional Information
$2,000.00
$3,565.00
Underlying Security
LIMITED BRANDS INC 6.950% 3/01/33 532716AK3
March/September
$25,340,000.00
6.95500%
$880,565.00
CUSIP
Moody's
S & P
Moody's
Date
S & P
Date
80410Q207
Baa2
BBB
Ba2
10-Mar-11
BB-
8-Feb-12
Underlying Security
Baa2
BBB
Ba2
10-Oct-13
BB-
2-Feb-12
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Expense Account Deposit
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees
Current Ratings